Exhibit 5.1

February 3, 2023

WestRock Company
1000 Abernathy Road, Suite 125
Atlanta, Georgia 30328

  Re:      WestRock Company – Registration Statement on Form S-8

Ladies and Gentlemen:

As General Counsel of WestRock Company, a Delaware corporation (the “Company”), I have participated in the preparation by the Company of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 1,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issuable under the WestRock Company Amended and Restated 2016 Incentive Stock Plan (the “2016 Plan”) pursuant to the share recycling provisions set forth in Section 3.2 thereof and (ii) 550,000 shares of Common Stock issuable under the WestRock Company 2020 Incentive Stock Plan (the “2020 Plan”) pursuant to the share recycling provisions set forth in Section 3.2 thereof (each share of Common Stock in (i) and (ii), a “Registered Share”).  This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

The opinions expressed herein are limited in all respects to the corporate law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

(i) Each Registered Share has been duly authorized; and

(ii) When issued in accordance with the provisions of the 2016 or the 2020 Plan, as applicable, each Registered Share will be validly issued, fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Denise R. Singleton
Executive Vice President, General Counsel and Secretary